As filed with the Securities and Exchange Commission on March 10, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MESA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	85-0302351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

(602) 685-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian S. Gillman

Executive Vice President and General Counsel

Mesa Air Group, Inc.

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

(602) 685-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory R. Hall

DLA Piper LLP (US)

2525 E. Camelback Road, Suite 1000

Phoenix, Arizona 85016-4232

Tel: (480) 606-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion Dated March 10, 2023

MESA AIR GROUP, INC.

4,042,061 Shares of Common Stock

This prospectus relates to the proposed resale, from time to time, by the selling stockholder named in this prospectus, of up to 4,042,061 shares our common stock, no par value (“common stock”). We are not selling any securities under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

We are registering the common stock for resale pursuant to the selling stockholder’s registration rights under certain agreements between us and the selling stockholder. Our registration of the common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares of common stock. The common stock may be sold by the selling stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section of this prospectus entitled “Plan of Distribution” on page 12.

This prospectus provides you with a general description of the common stock and the general manner in which the selling stockholder may offer or sell the common stock. More specific terms of any common stock the selling stockholder may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our common stock.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “MESA.” The last reported sale price of our common stock on The Nasdaq Global Select Market on March 9, 2023 was $3.58 per share.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in the securities described in this prospectus involves risks. You should carefully read and consider “Risk Factors” beginning on page 7 of this prospectus as well as the risk factors contained in documents we file with the Securities and Exchange Commission, which are incorporated by reference into this prospectus, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell the common stock in one or more offerings or resales.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference” set forth below. You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company described under the caption “Where You Can Find More Information.”

Neither we nor any agent or selling stockholder has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you decide to invest in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the caption “Where You Can Find More Information” in this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither the delivery of this prospectus nor any sale made using this prospectus implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in or incorporated by reference in this prospectus prepared by us is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” the “Company,” or “registrant” refer to Mesa Air Group, Inc. and includes its subsidiaries. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available on our website at http://investor.mesa-air.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the Securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the SEC on December 29, 2022;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed with the SEC on February 9, 2022;

•	Our Current Reports on Form 8-K filed with the SEC on December 29, 2022, January 20, 2023, and February 24, 2023;

•

The information from our definitive proxy statement filed on January  11, 2023, specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2022; and

•	The description of our capital stock in our Form 8-A filed with the SEC on August 9, 2018, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Investor Relations

Mesa Air Group, Inc.

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

Telephone: (602) 685-4000

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than the date on its cover.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and are subject to the safe harbor created thereby. All statements contained herein and in the documents incorporated by reference herein other than statements of historical facts, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in Part I, Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 29, 2022 under the heading “Risk Factors” which are incorporated herein by reference. All information presented herein is based on our fiscal calendar. Unless otherwise stated, references to particular years, quarters, months or periods refer to our fiscal years ended September 30 and the associated quarters, months, and periods of those fiscal years. Each of the terms the “Company,” “Mesa Airlines,” “we,” “us” and “our” as used herein refers collectively to Mesa Air Group, Inc. and its wholly owned subsidiaries, unless otherwise stated.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We cannot assure you that forward-looking statements in this prospectus or the documents incorporated herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us to any other person that we will achieve our objectives and plans in any specified time frame, or at all.

The cautionary statements made in this prospectus and the documents incorporated herein are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, especially the risks of investing in our securities discussed under “Risk Factors” in this prospectus beginning on page 7 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as they may be amended, and any accompanying prospectus supplement, as well as the risk factors discussed in the documents incorporated by reference herein. See “Where You Can Find More Information” on page 2 and “Incorporation of Certain Information by Reference” on page 3 of this prospectus for a further discussion on incorporation by reference.

Our Business

Mesa Air Group, Inc. is the holding company of Mesa Airlines, Inc., a regional air carrier providing scheduled passenger service to 106 cities in 42 states, the District of Columbia, the Bahamas, Cuba, and Mexico as well as cargo services out of Cincinnati/Northern Kentucky International Airport. All of our flights are operated as either American Eagle, United Express, or DHL Express flights pursuant to the terms of capacity purchase agreements (“CPAs”) entered into with American Airlines, Inc. (“American”) and United Airlines, Inc. (“United”), and a Flight Services Agreement (“FSA”) with DHL Network Operations (USA), Inc. (“DHL”) (each, our “major partner”). We have a significant presence in several of our major partners’ key domestic hubs and focus cities, including Dallas, Houston, Phoenix and Washington-Dulles. Our principal executive offices are located at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008 and our phone number is (602) 685-4000.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data;

•

an exemption from compliance with the auditor attestation requirements with respect to internal control over financial reporting as of September 30, 2022 under Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements, and registration statements; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

We may take advantage of this relief until we no longer qualify as an emerging growth company or, with respect to adoption of certain new or revised accounting standards, until we irrevocably elect to opt out of using the extended transition period. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of common stock that is held by non-affiliates exceeds $700 million as of March 31 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock in our initial public offering. We may choose to take advantage of some but not all of these reduced reporting burdens.

The Offering

Issuer Shares of common stock offered by the selling stockholder	Mesa Air Group, Inc. 4,042,061 shares of common stock

Common stock outstanding as of March 5, 2023	40,583,176 shares.

Market for common stock	Our common stock is traded on NASDAQ under the symbol “MESA.” On March 9, 2023 the last reported sale price of our common stock was $3.58.

Use of Proceeds	We will not receive any proceeds from the sale of common stock covered by this prospectus. See “Use of Proceeds.”

Risk Factors	An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information included or incorporated by reference in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” beginning on page 7 of this prospectus.

RISK FACTORS

Investment in the common stock offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects, which in turn could materially and adversely affect the price of our common stock and might cause you to lose all or part of your investment.

USE OF PROCEEDS

We are registering the common stock on behalf of the selling stockholder, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the common stock by the selling stockholder in the offering described in this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of the common stock being sold by the selling stockholder. The selling stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the common stock.

DESCRIPTION OF CAPITAL STOCK

Authorized Shares of Capital Stock

Our authorized capital stock consists of 125,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of March 5, 2023, there were 40,583,176 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Listing

Our common stock trades on the Nasdaq Global Select Market under the symbol “MESA.”

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors, subject to any exclusive voting or director designation rights of the holders of shares of any series of our preferred stock that we may designate in the future. The rights, preferences and privileges that may be granted to holders of our preferred stock, were we to issue such preferred stock, could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Our issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of the Company or other corporate action. We have no present plan to issue any such shares of preferred stock, although our board of directors (the “Board”) has the authority to do so without any action by our shareholders, and to fix the rights, preferences, privileges and restrictions of such preferred stock. Our shareholders do not have cumulative voting rights in the election of directors. Notwithstanding the forgoing, we have additionally granted United, for so long as United holds at least 5% of our issued and outstanding shares of capital stock, the right to appoint one director, subject to the reasonable approval of the Board.

Dividend Rights

Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of legally available funds, subject to preferences that may be applicable to any then-outstanding preferred stock and limitations under the RASPRO Trust 2006 and Treasury Loan (each as defined in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022) and the applicable provisions of the Nevada Revised Statutes (“NRS”).

Rights upon Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights and Preferences

Our common stock has no sinking fund, redemption provisions, or preemptive, conversion, subscription or exchange rights. Holders of our common stock entitled to vote on a matter, other than with respect to the election of directors, may only take action at special or annual meetings of the shareholders where the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the shareholders by the NRS, our Second Amended and Restated Articles of Incorporation (our “Articles”) or our Second Amended and Restated Bylaws (our “Bylaws”), in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series. Shareholders entitled to vote on the election of directors at a special or annual meeting of the shareholders at which a quorum is present may elect directors by a plurality of the votes cast. We reserve the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in our Articles, with the exception of Article 11, in the manner, and subject to approval by shareholders as now or hereafter prescribed by statute, and all rights conferred upon holders of our common stock are granted subject to this reservation.

Further, pursuant to our Bylaws, until the earlier of (a) January 1, 2026, or (b) our entry into a definitive binding agreement for the performance of regional airline services with a major air carrier other than United, the Board is restricted from making, or making any recommendation to our stockholders with respect to several actions, including, but not limited to the following:

•	merging or consolidating any of our subsidiaries with or into any other entity, or sell, transfer or dispose of all or substantially all of our assets;

•	entering into a purchase transaction that would result in our cash balance falling below a certain threshold;

•

entering into new lines of business, provided that this restriction would not apply from and after the first point in time, if any, after the satisfaction of the Performance Milestone (as defined in our capacity purchase agreement with United); or

•	amend or modify our Bylaws or Articles in a way that would alter, amend, or repeal any of the foregoing.

Transfer Agent and Registrar

ComputerShare is the transfer agent and registrar for our common stock and its telephone number is (212) 805-7100.

Certain Transfer Restrictions

Our Articles impose limits on certain transfers of our stock, which limits are intended to preserve our ability to use our net operating loss carryforwards. Specifically, our Articles prohibit the transfer of any shares of our capital stock that would result in (i) any person or entity owning 4.75% or more of our then-outstanding capital stock, or (ii) an increase in the percentage ownership of any person or entity owning 4.75% or more of our then-outstanding capital stock. These transfer restrictions expire upon the earliest of (i) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute if our Board determines that such restrictions are no longer necessary to preserve our ability to use our net operating loss carryforwards, (ii) the beginning of a fiscal year to which our Board determines that no net operating losses may be carried forward, or (iii) such other date as determined by our Board. These transfer restrictions apply to the beneficial owner of the shares of our capital stock. The clients of an investment advisor are treated as the beneficial owners of stock for this purpose if the clients have the right to receive dividends, if any, the power to acquire or dispose of the shares of our capital stock, and the right to proceeds from the sale of our capital stock. Certain transactions approved by our Board, such as mergers and consolidations meeting certain requirements set forth in our Articles, are exempt from the above-described transfer restrictions. Our Board also has the ability to grant waivers, in its discretion, with respect to transfers of our stock that would otherwise be prohibited. Our Board has agreed to waive the above-referenced restrictions in our Articles to those persons or entities that acquire shares of our common stock in excess of the 4.75% threshold in this offering. Any transfer of common stock in violation of these restrictions will be void and will be treated as if such transfer never occurred.

Limited Ownership and Voting by Foreign Owners

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our Articles restrict the ownership and voting of shares of our common stock by people and entities who are not “citizens of the United States” as that term is defined in 49 U.S.C. § 40102(a). That statute defines “citizen of the United States” as, among other things, a U.S. corporation, of which the president and at least two-thirds of the board of directors and other managing officers are individuals who are citizens of the United States, which is under the actual control of citizens of the United States and in which at least 75% of the voting interest is owned or controlled by persons who are citizens of the United States. Our Articles prohibit any non-U.S. citizen from owning or controlling more than 24.9% of the aggregate votes of all outstanding shares of our common stock or 49.0% of the total number of outstanding shares of our capital stock. The restrictions imposed by the above-described ownership caps are applied to each non-U.S. citizen in reverse chronological order based on the date of registration on our foreign stock record. At no time may shares of our capital stock held by non-U.S. citizens be voted unless such shares are reflected on the foreign stock record. The voting rights of non-U.S. citizens having voting control over any shares of our capital stock are subject to automatic suspension to the extent required to ensure that we are in compliance with applicable law. In the event any transfer or issuance of shares of our capital stock to a non-U.S. citizen would result in non-U.S. citizens owning more than the above-described cap amounts, such transfer or issuance will be void and of no effect.

Anti-Takeover Provisions of Our Articles, Our Bylaws and the NRS

Certain provisions of the NRS deter hostile takeovers. Specifically, NRS 78.411 through 78.444 prohibit a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of two years following the date the person first became an interested shareholder, unless (with certain exceptions) the “combination” or the transaction by which the person became an interested shareholder is approved in a prescribed manner. Generally, a “combination” includes a merger, asset or stock sale, or certain other transactions resulting in a financial benefit to the interested shareholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns or within two years prior to becoming an “interested shareholder” did own, 10% or more of a corporation’s voting power. Our Articles exclude us from the restrictions imposed by these statutes.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles provide that these statutes do not apply to us or to any acquisition of our common stock.

Section 78.139 of the NRS, to which we are subject, provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interests of the corporation.

In order to ensure that our capacity purchase agreements are not subject to early termination, our Articles prohibit the sale, transfer or assignment of our capital stock to the extent that such transfer would result in a change of control. Our Articles also grant our Board the ability to establish one or more series of preferred stock (including convertible preferred stock), to determine, with respect to any series of preferred stock, the voting powers, designations, preferences, limitations, restrictions and relative rights of each such series, and to authorize the issuance of shares of any such series, making it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

SELLING STOCKHOLDER

On December 27, 2022, in connection with the entry into the Third Amended and Restated Capacity Purchase Agreement with United (the “United CPA”), we agreed to issue to United shares of our common stock equal to approximately (and slightly less than) 10.0% of our issued and outstanding shares on a fully diluted basis pursuant to an equity purchase agreement and grant United customary demand registration rights with respect to those shares, subject to usual and customary exceptions and limitations, pursuant to a registration rights agreement.

On January 13, 2023, we issued 4,042,061 shares of common stock to United in consideration for the financial accommodations and other consideration provided under the terms of the United CPA and on March 6, 2023, we entered into a subscription agreement with United (the “Subscription Agreement”) to memorialize the terms and conditions of such issuance. Pursuant to the terms of the Subscription Agreement, we granted United preemptive rights to purchase its pro rata portion of any equity securities that we may propose to issue or sell to any person in the future. On March 6, 2023, we additionally entered into a registration rights agreement, as contemplated by the United CPA, and agreed to prepare and file a registration statement, of which this prospectus is a part, with the SEC to register the resale of the common stock issued pursuant to the Subscription Agreement.

The table below sets forth information as of March 5, 2023, with respect to the selling stockholder for whom we are registering common stock for sale to the public, the number of shares of common stock owned by the selling stockholder prior to this offering, the percentage of our common stock beneficially owned by the selling stockholder prior to this offering, the number of shares of our common stock owned by the selling stockholder upon completion of this offering, assuming all such shares are sold, and the percentage of our common stock beneficially owned by the selling stockholder after this offering, assuming all such shares are sold.

In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is the number of shares of common stock issued pursuant to the Subscription Agreement. This prospectus also covers any additional shares of our common stock that may be issued by reason of a stock dividend, stock split or other similar transaction effected without our receiving any cash or other value, which results in an increase in the number of shares of our common stock outstanding.

As used in this prospectus, the term “selling stockholder” includes the selling stockholder listed below, and any donees, pledgees, transferees or other successors in interest selling the common stock after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Shares Offered for Resale” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares of common stock. The selling stockholder may sell or transfer all or a portion of its common stock pursuant to an available exemption from the registration requirements of the Securities Act. We do not know how long the selling stockholder will hold the shares of common stock before selling them, and we currently have no agreements, arrangements or other understandings with the selling stockholder regarding the sale of any of the shares of common stock.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 40,583,176 shares of our common stock outstanding as of March 5, 2023.

	Shares Beneficially Owned Prior to Resale		Shares Offered for Resale	Shares Beneficially Owned After Resale
Selling stockholder	Number	%		Number	%
United Airlines, Inc.(1)	4,042,061	9.96%	4,042,061	0	0%

(1)

The business address of United Airlines, Inc. is 233 S. Wacker Drive, Chicago, Illinois 60606. United Airlines Holdings, Inc., as the holding company of United Airlines, Inc., may be deemed to share voting and dispositive power with respect to the shares held by United Airlines, Inc.

PLAN OF DISTRIBUTION

We are registering the common stock to permit the resale of these shares of common stock by the selling stockholder and holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder, which as used herein includes any of its pledgees, donees, transferees, assignees and successors, may from time to time offer and sell some or all of the common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholder may offer the common stock from time to time, either in increments or in a single transaction. The selling stockholder may also decide not to sell all the common stock it is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling stockholder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which our common stock is traded or quoted, in the over-the-counter market or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling stockholder may use any one or more of the following methods when selling the common stock:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement becomes effective;

•	an agreement with broker-dealers to sell as agent for the selling stockholders a specified number of such shares at a stipulated price per share or otherwise at the prevailing market price;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to ordinary shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell its shares of our common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of common stock covered hereby, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common stock offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the selling stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute common stock. We will pay certain fees and expenses incurred by us incident to the registration of the common stock.

Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it may be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

We intend to keep this prospectus effective until the earliest of the date on which all of the common stock registered hereby (i) have been sold pursuant to an effective registration statement under the Securities Act, (ii) has been disposed of pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act as a result of which the transferee of such common stock does not receive “restricted securities” as defined in Rule 144 under the Securities Act, (iii) shall have ceased to be outstanding or (iv) such shares are freely tradeable by the holder thereof without volume, manner of sale or other limitations or requirements under Rule 144 (including the current public information requirement of Rule 144(e)) and such holder and its affiliates collectively hold less than 5% of the outstanding shares of our common stock. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and are informing the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by DLA Piper LLP (US).

EXPERTS

The consolidated financial statements of Mesa Air Group, Inc. appearing in Mesa Air Group, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the Securities being registered hereby, all of which will be borne by the Company (other than any underwriting discounts, commissions and transfer taxes, which will be borne by the selling stockholders). Other than the SEC registration fee, all of the amounts listed are estimates.

All of the amounts shown are estimates.

Registration Fee	$1,579.07
Accountants’ Fees	7,500.00	(1)
Legal Fees and Expenses	30,000.00	(1)

Total	$39,079.07

(1)	Estimated. Actual amounts to be determined from time to time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada law provides that our directors and officers will not be individually liable to us, our shareholders or our creditors for any damages for any act or omission of a director or officer other than in circumstances where the presumption that the director or officer acted in good faith and with a view to the interests of the Registrant has been rebutted, and it is proven that the director or officer breaches his or her fiduciary duty to us or our shareholders and such breach involves intentional misconduct, fraud or a knowing violation of law.

Nevada law also allows a corporation to indemnify officers and directors for actions for which a director or officer either would not be liable pursuant to the limitation of liability provisions of Nevada law or where he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, in the case of an action not by or in the right of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our second amended and restated articles of incorporation and amended and restated bylaws provide indemnification for our directors and officers to the fullest extent permitted by Nevada law. We have entered into, and expect to continue to enter into, agreements to indemnify our directors as determined by our Board of Directors. We have entered into, and in the future may enter into, indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions under Nevada law. In addition, as permitted by Nevada law, our second amended and restated articles of incorporation include provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from certain breaches of fiduciary duties as a director or officer. The effect of these provisions is to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for acts or omissions not in good faith or in a manner which he or she did not reasonably believe to be in or not opposed to our best interest if, subject to certain exceptions, the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or knowing violations of law. We are also authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions in our second amended and restated articles of incorporation, amended and restated bylaws and indemnification agreements may discourage shareholders from bringing a lawsuit against directors or officers for breach of their fiduciary duties. These provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, these provisions do not limit or eliminate our rights, or those of any shareholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s or officer’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under federal securities laws. At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

ITEM 16.	EXHIBITS.

Exhibit No.	Exhibit Description	Incorporated By Reference			Filed Herewith
		Form	Date	Number

3.1	Second Amended and Restated Articles of Incorporation of the Registrant	8-K	08/14/18	3.1

3.2	Second Amended and Restated Bylaws of the Registrant	8-K	12/10/20	3.1

3.3	Amendment to Second Amended and Restated Bylaws of the Registrant, effective as of January 13, 2023	8-K	01/20/23	3.2

4.1	Form of Common Stock Certificate	S-1/A	08/06/18	4.1

4.2	Subscription Agreement, dated as of March 6, 2023, by and between the Registrant and United Airlines, Inc.				X

4.3	Registration Rights Agreement, dated as of March 6, 2023, by and between the Registrant and United Airlines, Inc.				X

5.1	Opinion of DLA Piper LLP (US)				X

23.1	Consent of Ernst & Young LLP – Independent Registered Public Accounting Firm				X

23.2	Consent DLA Piper LLP (US) (contained in Exhibit 5.1).				X

24.1	Power of Attorney (included on signature page)				X

107	Filing Fee Table				X

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona, on the 10th day of March, 2023.

MESA AIR GROUP, INC.

By	/s/ Jonathan G. Ornstein
Jonathan G. Ornstein
Chairman, Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan G. Ornstein and Michael J. Lotz as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan G. Ornstein Jonathan G. Ornstein	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2023

/s/ Torque Zubeck Torque Zubeck	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 10, 2023

/s/ Ellen N. Artist Ellen N. Artist	Director	March 10, 2023

/s/ Mitchell Gordon Mitchell Gordon	Director	March 10, 2023

/s/ Dana J. Lockhart Dana J. Lockhart	Director	March 10, 2023

/s/ Harvey W. Schiller Harvey W. Schiller	Director	March 10, 2023

/s/ Spyridon Skiados Spyridon Skiados	Director	March 10, 2023

/s/ Daniel McHugh Daniel McHugh	Director	March 10, 2023